Exhibit 99.2

HAWK DESIGNS, INC.

(A Subsidiary of Quiksilver, Inc.)

Financial Statements

(with Independent Auditors’ Report Thereon)

October 31, 2013 and 2012

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Quiksilver, Inc.

Huntington Beach, California

We have audited the accompanying statements of net assets of Hawk Designs, Inc. (the “Company”) as of October 31, 2013 and 2012, and the related statements of revenues and direct expenses for each of the two years in the period ended October 31, 2013 and related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, such financial statements present fairly, in all material respects, the net assets of the Company as of October 31, 2013 and 2012, and its revenues and direct expenses for each of the two years in the period ended October 31, 2013, described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Company’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Costa Mesa, California

April 8, 2014

HAWK DESIGNS, INC.

(A Subsidiary of Quiksilver, Inc.)

STATEMENTS OF REVENUES AND DIRECT EXPENSES

Years Ended October 31, 2013 and 2012

In thousands	2013	2012
Revenues	$6,854	$6,794
Cost of sales	2,046	2,034
Gross profit	4,808	4,760

Direct expenses:
Selling, general and administrative expense	765	2,448
Revenues in excess of direct expenses	$4,043	$2,312

See accompanying notes to financial statements

HAWK DESIGNS, INC.

(A Subsidiary of Quiksilver, Inc.)

STATEMENTS OF NET ASSETS

October 31, 2013 and 2012

In thousands	2013	2012
ASSETS
Current Assets
Trade accounts receivable, net	$1,770	$1,688
Intangible Assets
Trademarks, net	658	654
TOTAL ASSETS	$2,428	$2,342

LIABILITIES
Current Liabilities
Accounts payable	$—	$507
Accrued liabilities	367	540
Total Liabilities	367	1,047
Commitments and contingencies
NET ASSETS	$2,061	$1,295

See accompanying notes to financial statements

HAWK DESIGNS, INC.

(A Subsidiary of Quiksilver, Inc.)

NOTES TO FINANCIAL STATEMENTS

Years Ended October 31, 2013 and 2012

Note 1 — Description of Business and Basis of Presentation

Overview

Hawk Designs, Inc. (the “Company”) is a subsidiary of Quiksilver, Inc. (“Quiksilver”) that designs branded apparel and related products.  Tony Hawk, the world-famous skateboarder, is the inspiration for the Hawk brand.  The Hawk brand targets boys and young men who identify with the skateboarding lifestyle and recognize Tony Hawk from his broad media and video game exposure.

The Company’s products are primarily distributed through its license agreement with Kohl’s Stores, Inc. (“Kohl’s”), a department store chain with over 1,000 stores.  Under the Kohl’s’ license agreement, Kohl’s has the exclusive right to manufacture and sell Hawk branded apparel and some related products in its U.S. stores and through its website.  The Company receives royalty revenue from Kohl’s based upon sales of these products.  Under the license agreement, the Company is responsible for product design, while Kohl’s manages sourcing, distribution, marketing and all other functions relating to the Hawk brand.

On January 10, 2014, Quiksilver entered into an asset purchase agreement with Cherokee, Inc. to sell substantially all of the assets of Hawk Designs, Inc.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  References to any particular fiscal year refer to the year ended October 31 of that year (for example, “fiscal 2013” refers to the year ended October 31, 2013).

The accompanying statements of net assets and revenues and direct operating expenses relate to the operations of Hawk Designs, Inc. and have been derived from the historical accounting records maintained by Quiksilver, Inc.  The statements of revenues and direct expenses exclude costs not directly involved in the revenue producing activities of Hawk Designs, Inc.  All costs directly associated with producing revenues including, but not limited to, all related personnel costs, cost of sales and other selling, general and administrative costs, including trademark amortization, have been included. Certain general and administrative expenses incurred by Quiksilver related to accounting, facilities, human resources and information technology have been allocated to the Company on the basis of headcount. Certain other costs, such as an overhead allocation from Quiksilver of depreciation and amortization, indirect general and administrative expenses, interest and corporate income taxes, are omitted as they are not directly related to the Company’s revenues.  As such, this financial information is not intended to be a complete presentation of the results of operations of Hawk Designs, Inc.  Furthermore, the information may not be representative of future operations due to changes in the business and the exclusion of the omitted information.  It is impracticable to prepare full financial statements in accordance with the Security and Exchange Commission’s (“SEC”) Rule 3-05 of Regulation S-X as the entity has not been accounted for as a separate entity and historical full financial statements have not been prepared.  As such, the historical statements of net assets and revenues and direct operating expenses of Hawk Designs, Inc. are presented in lieu of the full financial statements.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions.  Such estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Royalty and license income is recorded as earned and may be subject to certain minimum annual guarantees which are recorded on a straight-line basis over the period earned.  Allowances for bad debts are provided when revenues are recorded, if necessary, and are included as a component of SG&A expense.  There was no bad debt expense recorded during fiscal 2013 and 2012, and there was no allowance for bad debt on trade accounts receivable as of October 31, 2013 and 2012.  The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and primarily include salaries and employee related costs associated with the product design function, as well as Hawk trademark amortization expense and other direct general and administrative expenses, including allocated expenses from Quiksilver such as, accounting, facilities, human resources and information technology related expenses.  These expenses were allocated on the basis of headcount and amounted to $307 thousand and $649 thousand for fiscal 2013 and 2012, respectively.

Fair Value of Financial Instruments

The carrying value of the Company’s trade accounts receivable, accounts payable and accrued liabilities approximates fair value due to their short-term nature.

Intangible Assets

The Company accounts for intangible assets in accordance with ASC 350, “Intangibles - Goodwill and Other.”  Under ASC 350, goodwill and intangible assets with indefinite lives are not amortized but are tested for impairment annually and also in the event of an impairment indicator.  Intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives.  The gross amount of intangible assets was $1,454 thousand and $1,386 thousand at October 31, 2013 and 2012, respectively.  The accumulated amortization on intangible assets was $796 thousand and $732 thousand at October 31, 2013 and 2012, respectively.  Intangible amortization expense was $64 thousand and $67 thousand for fiscal 2013 and 2012, respectively.  Based on the Company’s amortizable intangible assets as of October 31, 2013, annual amortization expense is estimated to be approximately $67 thousand in fiscal 2014 through fiscal 2018.

Note 3 — Commitments and Contingencies

Litigation

As part of its operations, the Company may be involved in legal claims involving trademarks, intellectual property, licensing, employment matters, compliance, contracts and other matters incidental to its business.  The Company believes the resolution of any such matter currently threatened or pending will not have a material adverse effect on its financial condition, results of operations or liquidity.

In February 2010, Miramar Brands Group, Inc. (“Miramar”) filed an arbitration claim against the Company in relation to a compensation agreement the Company entered into with Miramar in connection with brokerage services Miramar provided at the time the Company established its initial licensing relationship with Kohl’s for certain apparel and accessories products for the Hawk brand.  Such compensation agreement provided for a percentage of the royalty income the Company received from Kohl’s to be paid to Miramar by the Company.  Miramar’s claim against the Company alleged that it should also be receiving compensation payments related to Kohl’s sale of footwear bearing the Hawk mark.  However, the Company did not own the rights to the Hawk mark for footwear.  The Company’s agreement with Kohl’s encompassed primarily apparel, and not footwear.  The Company prevailed in arbitration (and subsequent state court appeals by Miramar) and was awarded attorneys’ fees and costs amounting to approximately $885 thousand, including interest.  The Company recorded approximately $613 thousand of attorneys’ fees and costs in selling, general and administrative expense (“SG&A”) during the year ended October 31, 2012 and recorded a benefit of approximately $669 thousand for the award from Miramar, net of additional costs incurred, to reimburse these costs in SG&A during the year ended October 31, 2013.  Since the judgment became final in April 2013, the Company has been offsetting the royalty fees due to Miramar against the judgment owed by Miramar.  As of October 31, 2013, the Company had recovered approximately $844 thousand of the judgment against Miramar via offsetting.  The remaining balance of $41 thousand was offset against payments due to Miramar in November 2013.

Indemnities and Guarantees

During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions.  These include (i) intellectual property indemnities to the Company’s customers and licensees in connection with the use, sale and/or license of Company products, (ii) indemnities to vendors and service providers pertaining to claims based on the negligence or willful misconduct of the Company, and (iii) indemnities involving the accuracy of representations and warranties in certain contracts.  The duration of these indemnities, commitments and guarantees varies and, in certain cases, may be indefinite.  The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential for future payments the Company could be obligated to make.  The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying statements of net assets.

Note 4 — Customer Concentration

Due to the nature of the Company’s license agreement with Kohl’s, it is dependent on one key customer for a significant portion of its revenues and related accounts receivable.  During the fiscal years ended October 31, 2013 and 2012, Kohl’s accounted for 98% and 99%, respectively, of the Company’s revenues.  As of October 31, 2013 and 2012, Kohl’s accounted for 95% and 100%, respectively, of the Company’s accounts receivable balance.  A cancellation of the Kohl’s license agreement, a loss of this customer for any reason, or the insolvency of this customer, could significantly reduce the Company’s revenues and/or profitability, and could materially adversely affect the Company’s financial condition.

Note 5 — Cash Flow Data

For the years ended October 31, 2013 and 2012, the Company generated cash flows from operating activities of approximately $68 thousand and $20 thousand, respectively; the Company used cash in investing activities of approximately $68 thousand and $20 thousand, respectively; and the Company had no cash flow activity related to financing activities.

Note 6 — Subsequent Events

Subsequent events have been evaluated though April 8, 2014, which is the date the financial statements were available to be issued.  There are no significant subsequent events other than those reflected or disclosed in the financial statements.